Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CurrencySharesSM South African Rand Trust (the “Trust”) on Form 10-K for the fiscal period ended October 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin Farragher, Chief Executive Officer of Rydex Specialized Products LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: January 29, 2009

/S/ KEVIN FARRAGHER
Kevin Farragher*
Chief Executive Officer
(principal executive officer)

*	The Registrant is a trust and Kevin Farragher is signing in his capacity as the principal executive officer of Rydex Specialized Products LLC, the Sponsor of the Registrant.